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                                                                      EXHIBIT 11


                       STAR BUFFET, INC. AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS
                                    PER SHARE

                                                           TWELVE WEEKS ENDED                       FORTY WEEKS ENDED
                                                   ------------------------------------    -------------------------------------
                                                      NOVEMBER 6,        NOVEMBER 1,         NOVEMBER 6,         NOVEMBER 1,
                                                         2000               1999                 2000                1999
                                                   ------------------  ----------------    -----------------   -----------------

BASIC EARNINGS PER SHARE:

Net Income                                         $       49,000      $       17,000      $    1,559,000      $    1,615,000
                                                   ------------------  ----------------    -----------------   -----------------

Weighted average number of common shares
outstanding during the period                           2,950,000           2,950,000           2,950,000           2,950,000
                                                   ------------------  ----------------    -----------------   -----------------


Basic Earnings per Share                           $         0.02      $         0.01      $         0.53       $        0.55
                                                   ------------------  ----------------    -----------------   -----------------

DILUTED EARNINGS PER SHARE

Net Income                                         $       49,000      $       17,000      $    1,559,000      $    1,615,000
                                                   ------------------  ----------------    -----------------   -----------------


Weighted average number of common
     shares outstanding during the period               2,950,000           2,950,000           2,950,000           2,950,000
                                                   ------------------  ----------------    -----------------   -----------------


Incremental common shares
     attributable to outstanding stock options                  -                   -                   -                   -
                                                   ------------------  ----------------    -----------------   -----------------
                                                        2,950,000           2,950,000           2,950,000           2,950,000

Diluted Earnings per Share                         $         0.02      $         0.01      $         0.53      $         0.55
                                                   ------------------  ----------------    -----------------   -----------------


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